Exhibit 99.1

AudioEye Reports Record First Quarter 2026 Results

Forty-First Consecutive Period of Record Revenue

TUCSON, Ariz. — May 12, 2026 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), an industry-leading digital accessibility company, reported financial results for the first quarter ended March 31, 2026.

“We demonstrated strong annual recurring revenue growth in the first quarter with 12% annualized sequential growth reaching $41.2 million of ARR. As ARR grows, we expect sequential quarterly revenue growth to accelerate over the course of the year, and operating leverage should lead to significant operating margin improvement,” said Kelly Georgevich, Chief Executive Officer of AudioEye.

“As I assume the CEO role, I want to recognize David's leadership in transforming AudioEye's product and operations, which has led to an almost fourfold revenue increase and significantly improved gross and operating margins during his tenure. I’m excited to continue working with David, the Board of Directors, teammates, and our customers in the future and look forward to increasing the value they receive from our products.”

First Quarter 2026 Financial Results

●	Total revenue increased 8% to a record $10.6M from $9.7M in the same prior year period.
●	Gross profit increased to $8.3M (78% of total revenue) from $7.7M (80% of total revenue) in the same prior year period. The increase in gross profit was driven by continued revenue growth.
●	Adjusted gross margin, which is defined as gross margin adjusted for non-cash items such as stock-based compensation and depreciation and amortization expenses in cost of revenue, was 84% in the first quarter of 2026 compared to 85% in the same prior year period.
●	Operating expenses were $10.1M, an increase of 17% from the comparable prior year period. The increase was primarily due to higher litigation expenses.
●	Net loss was $2.1M, or $(0.17) per share, compared to a net loss of $1.5M, or $(0.12) per share, in the same prior year period. The change was primarily due to higher litigation expenses of $1.1M, partially offset by a $0.5M increase to gross profit.
●	Adjusted EBITDA in Q1 2026 was $2.4M, and adjusted EPS was $0.18 per share, compared to adjusted EBITDA of $1.9M and adjusted EPS of $0.15 per share in the same prior year period. For Q1 2026, the adjusted EBITDA and adjusted EPS results reflect adjustments primarily for stock-based compensation expense, depreciation and amortization, litigation expense, and interest expense.
●	Annual Recurring Revenue (“ARR”) as of March 31, 2026 increased sequentially to $41.2M from $40.0M as of December 31, 2025.
●	As of March 31, 2026, the Company had $8.6M in cash and cash equivalents, compared to $5.3M as of December 31, 2025. The increase was primarily driven by the drawdown of funds under the Company’s delayed draw term loan, which would have otherwise expired on March 31, 2026.

Other Updates

●	AudioEye released the 2026 Accessibility Advantage Report on March 12, 2026, based on a survey of more than 400 business leaders. The report found that while accessibility is increasingly recognized as a legal and operational requirement, most organizations lack the infrastructure, expertise, and processes needed to sustain compliance at scale.
●	The Company participated in the 41st Annual CSUN Assistive Technology Conference (March 10-13, 2026), hosting six expert sessions alongside AudioEye Advisory Board member and former U.S. Congresswoman Gabby Giffords and the National Federation of the Blind.
●	AudioEye was named one of G2's Best Software Products for 2026 and earned a record 11 badges in G2's Spring 2026 Reports in April 2026. G2 rankings are based on verified customer reviews, customer satisfaction scores, and market presence. AudioEye earned badges across every customer segment, including Most Implementable and Highest User Adoption in the Enterprise Implementation Index.

●	As of March 31, 2026, AudioEye had approximately 127,000 customers, up 8,000 year-over-year from March 31, 2025. The sequential decrease of 4,000 from December 31, 2025, was attributable to one partner's realignment of their own customers and did not have any material impact on Company revenue. The partner continues to support thousands of AudioEye customers.

Financial Outlook

AudioEye expects revenue of between $10.65M and $10.75M for the second quarter of 2026 and between $43.25M and $44.25M for the full year 2026. The Company expects adjusted EBITDA of between $2.6M and $2.7M for the second quarter of 2026 and at least $12M of Adjusted EBITDA for the full year 2026. The Company expects adjusted EPS of between $0.21 and $0.22 per share for the second quarter of 2026 and at least $0.96 per share for the full year 2026.

Conference Call Information

AudioEye management will hold a conference call today, May 12, 2026, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Date: Tuesday, May 12, 2026

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in number: 877-407-8289

International number: 201-689-8341

Webcast: Q126 Webcast Link

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will also be webcast live and available for replay via the investor relations section of the Company’s website. The audio recording will remain available via the investor relations section of the Company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern Time on the same day through May 26, 2026 via the following numbers:

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay passcode: 13760328

Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About AudioEye

AudioEye exists to ensure the digital future we build is accessible. The gold standard for digital accessibility, AudioEye's comprehensive solution combines industry-leading AI automation technology with expert fixes informed by the disability community. This powerful combination delivers industry-leading protection, ensuring businesses of all sizes - including over 127,000 customers such as Samsung, Lands’ End, and Samsonite - meet and exceed compliance standards. With 26 US patents, AudioEye's solution includes 24/7 accessibility monitoring, automated WCAG issue testing and fixes, expert testing, developer tools, and legal protection, empowering organizations to confidently create accessible digital experiences for all.

Forward-Looking Statements
All statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company, anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue, adjusted EBITDA, adjusted EPS and ARR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annualized recurring fee at the date of determination under each active contract, plus (ii) for our Partner and Marketplace channel, the annual or monthly recurring fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12 if applicable. Recurring fees are defined as revenues expected to be generated from services typically offered as a subscription service or annual service offering such as our automation and platform, periodic auditing, human-assisted technological fixes, legal support and professional service offerings and other services that reoccur on a multi-year contract. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are terminable prior to the expected term, which may impact future ARR. ARR excludes non-recurring fees, which are defined as revenue expected to be generated from services typically not offered as a subscription service or annual service offering such as our PDF remediation services business, one-time mobile application reports, and other miscellaneous services that are offered as non-subscription services or are expected to be one-time in nature.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), certain non-cash items, including stock compensation and depreciation and amortization expense, and other expenses that do not relate to our core operations, including significant transaction and litigation-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the consolidated financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings (loss) per diluted share (adjusted EPS) and Adjusted gross margin.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings (Loss) per Diluted Share

We define: (i) Adjusted EBITDA as net income (loss), plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, plus change in fair value of contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus certain severance expense, plus loss on disposal or impairment of long-lived assets, plus loss on extinguishment of debt, and plus lost deposit on alternative financing; (ii) Adjusted EBITDA margin as Adjusted EBITDA as a percentage of GAAP revenue; and (iii) Adjusted earnings (loss) per diluted share (EPS) as net income (loss) per diluted common share, plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, plus change in fair value of contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus certain severance expense, plus loss on disposal or impairment of long-lived assets, plus loss on extinguishment of debt, and plus lost deposit on alternative financing, each on a per share basis. Adjusted earnings per diluted share includes incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position.

Adjusted Gross Margin

We define Adjusted gross margin as gross profit, plus stock-based compensation expense and depreciation and amortization expense allocated to cost of revenue, expressed as a percentage of total revenue.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings (loss) per diluted share, and Adjusted gross margin are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in these calculations are either recurring non-cash items or items that management does not consider in assessing our ongoing operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Adjusted EBITDA is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings (loss) per diluted share, and Adjusted gross margin, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow.

To properly and prudently evaluate our business, we encourage readers to review the consolidated GAAP financial statements included in this press release and not rely on any single financial measure to evaluate our business. Reconciliations of Adjusted EBITDA to net loss, the most directly comparable GAAP-based measure, Adjusted earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure, and Adjusted gross margin to gross margin, the most directly comparable GAAP-based measure are provided in tables later in this press release. We strongly urge readers to review these reconciliations, along with the financial statements included in this press release.

Forward-Looking Non-GAAP Financial Measures

This press release and statements made in our conference call today also include the forward-looking non-GAAP financial measures of adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and free cash flow guidance for the second quarter and full year 2026. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Investor Contact:

Tom Colton

Gateway Group, Inc.

AEYE@gateway-grp.com

949-574-3860

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(unaudited)
	Three months ended March 31,
(in thousands, except per share data)	2026	2025
Revenue	$10,553	$9,733

Cost of revenue	2,301	1,995

Gross profit	8,252	7,738

Operating expenses:
Selling and marketing	3,852	3,714
Research and development	1,110	1,153
General and administrative	5,173	3,761
Change in fair value of contingent consideration	—	50
Total operating expenses	10,135	8,678

Operating loss	(1,883)	(940)

Other expense:
Interest expense, net	(231)	(229)
Loss on extinguishment of debt	—	(300)
Total other expense	(231)	(529)

Net loss	$(2,114)	$(1,469)

Net loss per common share-basic and diluted	$(0.17)	$(0.12)

Weighted average common shares outstanding-basic and diluted	12,460	12,390

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

	(unaudited)
	March 31,	December 31,
(in thousands, except per share data)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$8,563	$5,288
Accounts receivable, net	6,294	6,557
Prepaid expenses and other current assets	1,019	777
Total current assets	15,876	12,622

Property and equipment, net	137	146
Right of use assets	324	168
Intangible assets, net	12,036	12,515
Goodwill	6,682	6,682
Other	45	97
Total assets	$35,100	$32,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,816	$4,851
Operating lease liabilities	54	218
Deferred revenue	8,491	8,619
Contingent consideration	225	225
Term loan, current	850	503
Total current liabilities	15,436	14,416

Long term liabilities:
Term loan, net	15,756	12,479
Operating lease liabilities	283	—
Deferred revenue	7	5
Contingent consideration, long term	300	300
Other	139	226
Total liabilities	31,921	27,426

Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 12,430 and 12,383 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	109,165	108,201
Accumulated deficit	(105,987)	(103,398)
Total stockholders’ equity	3,179	4,804

Total liabilities and stockholders’ equity	$35,100	$32,230

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2026	2025
Adjusted EBITDA Reconciliation
Net loss (GAAP)	$(2,114)	$(1,469)
Change in fair value of contingent consideration	—	50
Interest expense, net	231	229
Stock-based compensation expense	1,346	907
Acquisition expense (1)	52	—
Litigation expense (2)	1,832	722
Severance expense (3)	—	304
Lost deposit on alternative financing	—	50
Depreciation and amortization	1,011	775
Loss on disposal or impairment of long-lived assets	—	40
Loss on extinguishment of debt	—	300
Adjusted EBITDA	$2,358	$1,908
Adjusted EBITDA margin (4)	22%	20%

Adjusted Earnings per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.17)	$(0.12)
Change in fair value of contingent consideration	—	—
Interest expense, net	0.02	0.02
Stock-based compensation expense	0.11	0.07
Acquisition expense (1)	—	—
Litigation expense (2)	0.14	0.06
Severance expense (3)	—	0.02
Lost deposit on alternative financing	—	—
Depreciation and amortization	0.08	0.06
Loss on disposal or impairment of long-lived assets	—	—
Loss on extinguishment of debt	—	0.02
Adjusted earnings per diluted share (5)	$0.18	$0.15
Diluted weighted average shares (GAAP)	12,460	12,390
Includable incremental shares (Non-GAAP) (5)	320	233
Adjusted diluted shares (Non-GAAP)	12,780	12,623

(1)	Represents professional fees incurred in connection with acquisitions.

(2)	Represents legal expenses related primarily to non-recurring litigation.

(3)	Represents severance expense for employee from previously acquired ADA Site Compliance.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of GAAP revenue.

(5)	Adjusted earnings per adjusted diluted share for our common stock is computed using the treasury stock method.

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended March 31,
(in thousands)	2026	2025
Adjusted Gross Margin Reconciliation
Revenue	$10,553	$9,733
Less: Cost of revenue	2,301	1,995
Gross profit (GAAP)	$8,252	$7,738
Gross margin (GAAP)	78%	80%
Add expenses included in cost of revenue:
Depreciation and amortization	$508	$459
Stock-based compensation	90	79
Adjusted gross profit (non-GAAP)	$8,850	$8,276
Adjusted gross margin (non-GAAP)	84%	85%